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                                                                       EXHIBIT 5





                                        February 9, 1996




Schering-Plough Corporation
One Giralda Farms
Madison, NJ  07940

RE:      Schering-Plough Corporation
         Registration Statement on Form S-3

Gentlemen:

         As Director, Corporate Law of Schering-Plough Corporation, a New Jersey corporation (the "Corporation"), I have examined the Certificate of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as I have considered necessary for the purposes of this opinion. I have also examined and am familiar with the Corporation's Registration Statement on Form S-3 (the "Registration Statement") as filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to 5,200,000 shares of the Corporation's Common Shares, par value $1.00 per share (the "Common Shares") issuable by the Corporation upon the exercise of warrants issued in December 1991 (the "Warrants") and the offering of certain Common Shares received in exchange for and cancellation of certain of the Warrants and a related outstanding warrant from time to time by a shareholder of the Corporation in the amount and in the manner and on terms and conditions described in the Registration Statement.

         Based upon the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that the Common Shares, when issued and delivered by the Corporation, will be legally issued, fully paid and non-assessable.

         This opinion is intended solely for the Corporation's use in connection with the registration of the Common Shares and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and I assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur. I hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                        Very truly yours,




                                        William J. Silbey
                                        Director, Corporate Law